FORM 8-K



                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                    Date of Report:  June, 1997


                      MAINE PUBLIC SERVICE COMPANY
        (Exact name of registrant as specified in its charter)



            Maine                   1-3429          01-0113635
(State, or other jurisdiction    (Commission       (IRS Employer
      of incorporation)          File Number)    Identification No.)


209 State Street, Presque Isle, Maine                 04769
(Address of principal executive offices)            (Zip Code)


Registrant's Telephone Number, Including Area Code   207-768-5811










Current Report, Form 8-K for                           Date of Report:
Maine Public Service Company                           June, 1997

Item 5.   a)   Other Material Events - Restructuring of Maine's Electric
               Utility Industry

          In the Company's Form 10-K for December 31, 1996 as well as the form 10-Q for the quarter ended March 31, 1997, the Company described electric utility restructuring efforts in Maine, including the Maine Public Utilities Commission's
          (MPUC) recommendation to the legislature. After months of hearings and deliberations, the Maine legislature passed L.D. 1804, "An Act to Restructure the State's Electric Industry", which the Governor signed into law on May 29, 1997.

          The principal provisions of the new law are as follows:

          (1) Beginning on March 1, 2000, all consumers of electricity have the right to purchase generation services directly from competitive electricity suppliers who will not be subject to rate regulation.

          2)   By March 1, 2000, the Company, Central Maine Power
          Company (CMP) and Bangor Hydro-Electric Company (BHE) must divest of all generation related assets and business functions except for:

               (a) contracts with qualifying facilities, such as the Company's power contract with Wheelabrator-Sherman (W/S), and conservation providers;

               (b) nuclear assets, namely, the Company's investment in the Maine Yankee Atomic Power Company, however, the MPUC may require divestiture on or after January 1, 2009;

               (c) facilities located outside the United States, i.e., the Company's hydro facility in New Brunswick, Canada; and

               (d) assets that the MPUC determines necessary for the operation of the transmission and distribution services.

          The MPUC can grant an extension of the divestiture deadline if the extension will improve the selling price. For assets not divested, the utilities are required to sell the rights to the energy and capacity from these assets. The Company shall submit to the MPUC its divestiture plan no later than January 1, 1999.





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Current Report, Form 8-K for                           Date of Report:
Maine Public Service Company                           June, 1997

Item 5.   a)   Other Material Events - Restructuring of Maine's Electric
               Utility Industry - Continued

          3) Billing and metering services will be subject to competition beginning March 1, 2002, but permits the MPUC to establish an earlier date, no sooner than March 1, 2000.

          4) The Company, through an unregulated affiliate, may market and sell electricity both within and outside its current service territory, without limitation. Both CMP and BHE are limited to 33% of the load within their respective service territories, but may sell an unlimited amount outside their service territories. Consumer-owned utilities are allowed to market and sell within their service territories, but the MPUC can limit or prohibit competition in their service territory, if the tax-exempt status of the consumer-owned utility is threatened.

          5) The Company, through a regulated affiliate, will continue to provide transmission and distribution services which will be subject to continued regulation by the MPUC.

          6) Maine electric utilities will be permitted a reasonable opportunity to recover legitimate, verifiable and unmitigable costs that are otherwise unrecoverable as a result of retail competition in the electric utility industry. The MPUC shall determine these stranded costs by considering:

               a) the utility's regulatory assets related to generation, i.e., the Company's unrecovered Seabrook investment;

               b) the difference between net plant investment in generation assets compared to the market value for those assets; and

               c) the difference between future contract payments and the market value of the purchased power contracts, i.e., the W/S contract.

          By July 1, 1999, the MPUC will have estimated the stranded costs for the Company and the manner for the collection of these costs by the transmission and distribution company. Customers reducing or eliminating their consumption of electricity by switching to self-generation, conversion to alternative fuels or utilizing demand-side management measures cannot be assessed exit or entry fees. The MPUC shall include in the rates charged by the transmission and distribution utility decommissioning expenses for Maine Yankee. In 2003

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Current Report, Form 8-K for                           Date of Report:
Maine Public Service Company                           June, 1997

Item 5.   a)   Other Material Events - Restructuring of Maine's Electric
               Utility Industry - Continued

          and every three years thereafter until the stranded costs are recovered, the MPUC shall review and revaluate the stranded cost recovery.

          7) All competitive providers of retail electricity must be licensed and registered with the MPUC and meet certain financial standards, comply with customer notification requirements, adhere to customer solicitation requirements and are subject to unfair trade practice laws. Competitive electricity providers must have at least 30% renewable resources in their energy portfolios, including hydro-electric generation.

          8) A standard-offer service will be available, ensuring access for all customers to reasonably priced electric power. Unregulated affiliates of CMP and BHE providing retail electric power are prohibited from providing more than 20% of the load within their respective service territories under the standard offer service, while any unregulated affiliate of the Company does not have a similar restriction.

          9) Unregulated affiliates of CMP and BHE marketing and selling retail electric power must adhere to specific codes of conduct, including, among others:

               a) employees of the unregulated affiliate providing retail electric power must be physically separated from the regulated distribution affiliate and cannot be shared;

               b) the regulated distribution affiliate must provide equal access to customer information;

               c) the regulated distribution company cannot participate in joint advertising or marketing programs with the unregulated affiliate providing retail electric power;

               d) the distribution company and its unregulated affiliated provider of retail electric power must keep separate books of accounts and records; and

               (e) the distribution company cannot condition or tie the provision of any regulated service to the provision of any service provided by the unregulated affiliated provider of electricity.

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Current Report, Form 8-K for                           Date of Report:
Maine Public Service Company                           June, 1997

Item 5.   a)   Other Material Events - Restructuring of Maine's Electric
               Utility Industry - Continued

               The MPUC shall determine the extent of separation required in the case of the Company to avoid cross-subsidization and shall consider all similar relevant issues as well as the Company's small size.

          10) Employees, other than officers, displaced as a result of retail competition will be entitled to certain severance benefits and retraining programs. These costs will be recovered through charges collected by the regulated distribution company.

          11)  Other provisions of the new law include provisions for:

               a)   consumer education;
               b) continuation of low-income programs and demand side management activities;
               c)   consumer protection provisions;
               d) new enforcement authority for the MPUC to protect consumers.

          The MPUC will conduct several rulemaking proceedings associated with the new restructuring law. The Company is presently reviewing its business operations and the opportunities that the new restructuring law presents. The Company cannot predict the value of the Company's stranded investment that the MPUC will determine.

          b) Other Material Events - Maine Yankee Owners Cut Spending and Consider Closure of Maine Yankee

          In the Company's Form 10-K for December 31, 1996 as well as the Form 10-Q for the quarter ended March 31, 1997, the Company described the significant regulatory and operational issues at the Maine Yankee Atomic Power Plant (Maine Yankee), of which the Company is a 5% owner. Previously, the Company reported that the unscheduled Maine Yankee outage that began on December 6, 1996 had materially impacted the Company's earnings and cash flows for the first quarter of 1997, and the adverse impact would continue until the plant restarted.
          After considering the financial implications of the Maine Yankee outage, at a regular meeting on March 7, 1997, the Company's board of directors reduced the quarterly dividend to $.25 per share (annualized rate of $1.00 per share) from $.46 per share (annualized rate of $1.84 per share).



                                   -5-

Current Report, Form 8-K for                           Date of Report:
Maine Public Service Company                           June, 1997

Item 5.   b)   Other Material Events - Maine Yankee Owners Cut Spending
               and Consider Closure of Maine Yankee - Continued

          The Company's short-term revolving credit agreement and letter of credit supporting its 1996 tax-exempt revenue bonds contain interest coverage tests that the Company must satisfy to avoid default. The Company and the Banks agreed on amendments to the revolving credit agreement and letter of credit and reimbursement agreement which adjust the interest coverage tests to exclude Maine Yankee incremental replacement power costs through September 30, 1997. Without these amendments, the Company would have been in violation of its interest coverage tests for the twelve months ended March 31, 1997, and would have been in default on those instruments. Under the amendment to the revolving credit agreement, the Company was obligated to issue a first mortgage bond of $11 million as collateral for the maximum amount of the Company's obligation under the revolving credit agreement. On April 28, 1997, the Maine Public Utilities Commission approved the issuance of the first mortgage bonds, and the Company issued the bonds on May 5, 1997.

          On May 27, 1997, the Board of Directors of Maine Yankee announced that it is considering permanent closure of Maine Yankee based on the economics of the facility as well as uncertainty regarding the operation of the plant. No final decision was made but spending levels will be reduced immediately to a level that will preserve the option of restarting the 810-megawatt facility or closing it. The preservation plan for the plant reduces spending by $41 million from June through December of 1997, a reduction of $2 million for the Company. However, the Company will be incurring replacement power costs during the period that the plant is not operating. The Maine Yankee Board of Directors has also had preliminary discussions with Peco Energy Company regarding the sale of Maine Yankee but no agreement has been reached. The Company cannot predict whether Maine Yankee will return to service or whether Maine Yankee will be sold. Without a change in ownership of Maine Yankee or other significant changes in relevant circumstances, the Company believes it is unlikely that Maine Yankee will return to service.








                                   -6-
Current Report, Form 8-K for                           Date of Report:
Maine Public Service Company                           June, 1997

Item 5.   b)   Other Material Events - Maine Yankee Owners Cut Spending
               and Consider Closure of Maine Yankee - Continued

          As mentioned above, the amendments to the Company's revolving credit agreement and letter of credit and reimbursement agreement allow only the exclusion of Maine Yankee incremental replacement power costs through September 30, 1997. Interest coverage tests for periods after September 30, 1997 will reflect incremental Maine Yankee replacement power costs after that date, presently estimated to be approximately $170,000 per week. The Company's rate plan contains a provision for additional rate increases in the event of a Maine Yankee plant outage exceeding six consecutive months. After the six month period, 50% of the replacement power costs can be recovered in rates with the annual rate increase. In addition, the profit-sharing mechanism allows additional rate increases if earnings are more than 300 basis points below the target return on equity, currently 11%, with 50% of the earnings deficiency recoverable from customers with the annual rate increase. The Company believes that the rate plan provisions will be triggered in 1997. If the Company's earnings provided under the rate plan are not sufficient to satisfy its interest coverage tests and the Company is unable to restructure its purchase power contract with Wheelabrator-Sherman, the Company will likely seek an emergency rate increase in advance of any possible violation of the previously mentioned interest coverage tests.

                                   MAINE PUBLIC SERVICE COMPANY
                                             Registrant



Dated:   June 4, 1997               /s/ Larry E. LaPlante
                                   Larry E. LaPlante, Vice President
                                   Finance, Administration and Treasurer














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